Exhibit (d)(7)

Schedule A,

dated July 6, 2021,

to the

Sub-Advisory Agreement

by and between

Exchange Traded Concepts LLC

and

Cabana LLC

EXCHANGE LISTED FUNDS TRUST

Sub-Advisory Fee. Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate based on a percentage of the average daily net assets of each Fund as follows:

Fund	Rate	Effective Date
Cabana Target Drawdown 5 ETF*	0.735% on first $2 billion; 0.745% on the next $3 billion; 0.755% on the next $5 billion; and 0.76% on assets greater than $10 billion	September 15, 2020
Cabana Target Drawdown 7 ETF*	0.735% on first $2 billion; 0.745% on the next $3 billion; 0.755% on the next $5 billion; and 0.76% on assets greater than $10 billion	September 15, 2020
Cabana Target Drawdown 10 ETF*	0.735% on first $2 billion; 0.745% on the next $3 billion; 0.755% on the next $5 billion; and 0.76% on assets greater than $10 billion	September 15, 2020
Cabana Target Drawdown 13 ETF*	0.735% on first $2 billion; 0.745% on the next $3 billion; 0.755% on the next $5 billion; and 0.76% on assets greater than $10 billion	September 15, 2020
Cabana Target Drawdown 16 ETF*	0.735% on first $2 billion; 0.745% on the next $3 billion; 0.755% on the next $5 billion; and 0.76% on assets greater than $10 billion	September 15, 2020
Cabana Target Leading Sector Conservative ETF	0.735% on first $2 billion; 0.745% on the next $3 billion; 0.755% on the next $5 billion; and 0.76% on assets greater than $10 billion	July 6, 2021
Cabana Target Leading Sector Moderate ETF	0.735% on first $2 billion; 0.745% on the next $3 billion; 0.755% on the next $5 billion; and 0.76% on assets greater than $10 billion	July 6, 2021
Cabana Target Leading Sector Aggressive ETF	0.735% on first $2 billion; 0.745% on the next $3 billion; 0.755% on the next $5 billion; and 0.76% on assets greater than $10 billion	July 6, 2021

*	For purposes of calculating the sub-advisory fee for this Fund, assets shall be aggregated with the assets of the other Funds denoted with an asterisk and included on this Schedule A.

Agreed and Accepted:

ADVISER:	SUB-ADVISER:

Exchange Traded Concepts, LLC	Cabana LLC

By: /s/ J. Garrett Stevens	By: /s/ G. Chadd Mason

Name: J. Garrett Stevens	Name: G. Chadd Mason

Title: Chief Executive Officer	Title: Chief Executive Officer